Corporate Capital Trust, Inc. 8-K

News Release
For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223

CORPORATE CAPITAL TRUST REPORTS YEAR-END RESULTS
— Total investment return is 14.3 percent for the year ended December 31, 2012(1) —

(ORLANDO, Fla.) March 19, 2013 – Corporate Capital Trust, a non-traded business development company that offers individuals a unique opportunity to invest in privately owned American companies, released financial results for the year ended December 31, 2012.

“Through February 28, 2013, the company has raised more than $800 million in gross equity proceeds from our public offering and we have surpassed $1 billion in total assets,” said Corporate Capital Trust CEO Andy Hyltin.  “These milestones, and these investment returns, speak directly to the partnership between CNL and KKR and their ability to source and underwrite investments on behalf of the company.”

Hyltin notes, “Our ultimate focus is our shareholders and we will always maintain that focus as we work to achieve our next major milestone.”

Year ended December 31, 2012 highlights:

•	Total investment return for 2012 of 14.3 percent.(1)
•	Total cumulative return on investment from June 2011 through December 31, 2012 of 21.8 percent.(2)
•	Corporate Capital Trust participated in more than $290 million of primary issuance transactions, representing more than 55 percent of all purchases in the quarter ended December 31, 2012.(3)
•	Corporate Capital Trust paid distributions of $23.3 million in 2012 that were fully covered by taxable income.
•	Corporate Capital Trust’s portfolio continued to maintain a zero default rate during the year ended December 31, 2012.
•
During the quarter ended December 31, 2012, the company’s investment allocation to senior debt securities increased to 75.4 percent at quarter end from 66.0 percent as of September 30, 2012, while the allocation to subordinated debt securities component of the portfolio decreased to 23.9 percent as of December 31, 2012 from 33.9 percent as of September 30, 2012. (3)

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

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Financial and Operating Highlights (As of December 31, 2012)

($ in millions except per share data)
Year Ended December 31,	2012	2011
Total assets:	$850.32	$116.22
Borrowings – credit facility:	$159.65	$25.34
Borrowings – TRS deemed senior securities:	$76.05	$—
Total net assets:	$611.48	$65.16
Net asset value per share:	$9.75	$9.21
Leverage ratio (borrowings/adjusted total assets):	30%	28%

Portfolio Activity for the Year Ended December 31,	2012	2011
Cost of investments purchased:	$991.95	$106.81
Sales, principal payments and other exits:	$410.53	$0.48
Number of portfolio companies at end of period(3):	154	110
Number of investment positions at end of period(3):	212	142

Investment Portfolio Update (3)

As of December 31, 2012, Corporate Capital Trust’s investment portfolio consisted of investment interests in 154 portfolio companies. The primary investment concentrations include (i) senior debt and (ii) subordinated debt securities, which represented 75.4% and 23.9%, respectively, of the debt portfolio at fair value excluding Corporate Capital Trust’s short-term investments. The debt investments in the portfolio were purchased at an average price of 99.6% of par value or stated value, as applicable.

As of December 31, 2012, 60.4% of Corporate Capital Trust’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (or “LIBOR”), and 39.6% of the debt investments featured fixed interest rates. Approximately 87% of the Company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.32% as of December 31, 2012. Furthermore, as of December 31, 2012, the weighted average duration of the portfolio was 1.99.

Recent Events

On January 29, 2013, the Board of Directors of Corporate Capital Trust announced that, due to an increase in the Company’s net asset value per share, it increased the public offering price per share from $10.95 to $11.05.

Past performance statements are not indicative of future results.

(1) Corporate Capital Trust’s net asset value per share was $9.21 and $9.75 on December 31, 2011 and December 31, 2012, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.76 per share in the year ended December 31, 2012, and (iii) the assumed reinvestment of those distributions at 90% of the prevailing offering price per share, then the total investment return was 14.3% for shareholders who held Corporate Capital Trust shares over the entire year ended December 31, 2012.(This calculation does not take into account any sales load that was incurred by our shareholders.)

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

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(2) Corporate Capital Trust’s net asset value per share was $9.00 and $9.75 on June 17, 2011 and December 31, 2012, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.37 and $0.76 per share in the period of June 17, 2011(inception)  to December 31, 2011 and the year ended December 31, 2012, respectively, and (iii) the assumed reinvestment of those distributions at 90% of the prevailing offering price per share, then the total investment return was 21.8% for shareholders who held Corporate Capital Trust shares from June 17, 2011 (inception) through the year ended December 31, 2012. (This cumulative return does not take into account any sales load that was incurred by our shareholders.)

(3) The information presented provides analysis of Corporate Capital Trust’s investment portfolio and additional economic exposure that results from entering into total return swaps beginning in November 2012. Corporate Capital Trust does not own, or have physical custody of, the TRS reference assets. The TRS reference assets are not direct investments of the Company.

About Corporate Capital Trust
Corporate Capital Trust is an innovative non-traded business development company that offers individuals a unique opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, capital preservation and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

About CNL Financial Group
CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit www.CNL.com.

About KKR & Co. L.P.
Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $75.5 billion in assets under management as of December 31, 2012. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.KKR.com.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at http://www.sec.gov or may be obtained by calling (866) 650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.  Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC

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Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. Investment in Corporate Capital Trust’s common stock is subject to various risks, which include, but are not limited to, limited liquidity, a limited operating history, conflicts of interests, liquidation at less than the original amounts invested and no assurances as to the sustainability of distributions.

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC